EXHIBIT 11


                         MARATHON FINANCIAL CORPORATION


Computation of Weighted Average Shares Outstanding and Earnings Per Share


                    Weighted Shares Outstanding End of Month
                    ----------------------------------------


                                                   1999                  1998
                                                   ----                  ----
        January                                 2,063,605             2,055,983
        February                                2,063,365             2,055,983
        March                                   2,060,602             2,055,983
                                                ---------             ---------
                                                6,187,572             6,167,949
                  Divided by                    3 months              3 months
                                                ---------             ---------
          Weighted Shares Outstanding           2,062,524             2,055,983
                                                =========             =========
          Net Income                            $ 236,489             $ 293,872
                                                =========             =========

          Net Income Per Share, Basic
             And Assuming Dilution*             $     .11             $     .14
                                                =========             =========




o See disclosure of computation at footnote #6 of financial statements incorporated herein.